Exhibit 10.8
REDACTED – AS FILED

[Portions of this Exhibit have been omitted pursuant

to a Request for Confidential Treatment]

BRACKETS “[ ]*” ARE USED TO INDICATE WHERE A PORTION OF THIS EXHIBIT HAS BEEN OMITTED.  CROSSES “[+]*” ARE USED TO INDICATE WHERE THE NAME OF A PARTY HAS BEEN REDACTED.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  A COMPLETE COPY OF THIS EXHIBIT, CONTAINING ALL OF THE OMITTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH THE REQUEST FOR CONFIDENTIAL TREATMENT.

AGREEMENT

THIS AGREEMENT (this "Agreement") is made and entered into as of the 6th day of October, 2005, by and between [+]*, a federal savings bank (together with its successors and assigns "[+]*"), HARDY CREDIT CO., 1019 Rt. 519, Eighty Four, Pennsylvania  15330, a Pennsylvania limited partnership (together with its successors and assigns "Hardy Credit"), and 84 LUMBER COMPANY, 1019 Rt. 519, Eighty Four, Pennsylvania  15330, a Pennsylvania limited partnership (together with its successors and assigns "84 Lumber").

RECITALS

WHEREAS, [+]* has heretofore originated and desires to continue to originate certain Mortgage Loans as part of [+’s]* Enhanced Builder Direct Lending Program with 84 Lumber (the "Program") (each such loan a "Mortgage Loan" or more than one may be sometimes referred to as "Mortgage Loans").  Said Program is made a part of this Agreement and is more fully described in Exhibit 1, which may be amended from time to time with the consent and agreement of [+]*, Hardy Credit, 84 Lumber, and the Investors.

WHEREAS, 84 Lumber desires to refer builders to the Program.

WHEREAS, Hardy Credit desires to purchase certain of such Mortgage Loans as well as possibly participate in the Program as an Investor subject to the terms and provisions set forth in this Agreement.

WHEREAS, Hardy Credit’s commitment to purchase said Mortgage Loans together with its other agreements and obligations as set forth herein are a material inducement to [+]* to continue the Program.

WHEREAS, 84 Lumber and [+]* entered into an agreement dated February 11, 1998 (“Original Agreement”).

WHEREAS, the parties have entered into an agreement dated December 31, 2002 (“Put Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and promises hereinafter contained, and for other good and valuable consideration, the prior receipt and sufficiency of which are hereby acknowledged; the parties agree as follows:

AGREEMENT

Article 1 - Binding Agreement

1.1	Recitals. The above recitals shall be deemed a part of this Agreement and are incorporated herein by this reference.

1.2
Binding Agreement.  With respect to any Mortgage Loan described in Section 1.5 hereof, together with any other Mortgage Loan currently existing or originated after the date of this Agreement, Hardy Credit agrees to purchase such Mortgage Loan in accordance with and upon the terms, provisions, and conditions hereinafter set forth.

1.3
[+]*'s Ownership of Mortgage Loans.  [+]* hereby agrees to participate as an Investor in the Program [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  [+]* may change the amount of its commitment or yield pursuant to Section 7.2.  In the event of termination under Section 10.5(b) by either party, the six months notice provision in Section 7.2 as it relates to [+]* shall be nine (9) months.  The parties agree that the minimum net yield on all retained or purchased Mortgage Loans by [+]* shall be [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  The parties further agree that the total amount of new Mortgage Loan originations will be limited to the total Mortgage Loan purchase commitment amount of all investors involved in the Program.

1.4
Hardy Credit’s Obligation to Purchase a Mortgage Loan.  Hardy Credit shall, immediately upon receipt of written notice from [+]* that any of the following events (each a "Trigger Event") has occurred, purchase the related Mortgage Loan from the Investor:

[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

1.5	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

Article 2 - Sale and Purchase

2.1
Sale and Purchase of Documents.  [+]* (or another Investor as applicable) agrees to sell, convey, and assign without recourse to Hardy Credit and Hardy Credit agrees to purchase and accept from [+]* (or another Investor as applicable), for the applicable Purchase Price as defined in this Article 2 and subject to the terms and conditions set forth in this Agreement, all of [+]*'s (or another Investor's) right, title and interest in, to and under the following (collectively the "Mortgage Loan Documents"):

(a)
Those certain promissory notes or other evidence of the Mortgage Loan indebtedness of a mortgagor (each a "Mortgage Note") evidencing the obligation of the respective Mortgage Loan mortgagors (each a "Mortgagor");

(b)	Those certain mortgages, deed of trust instruments and security agreements (each a "Mortgage"), which grant a lien on the real property described therein (the "Mortgaged Property");

(c)	Those certain assignments of leases and rents ("Assignments of Leases and Rents"); and

(d)
To the extent applicable to such Mortgage Loan, all other instruments, agreements, documents evidencing, guaranteeing or securing the Mortgage Loan, including, but not limited to, any and all Mortgage Loan agreements, guarantees, security agreements, financing statements, collateral assignments, pledge assignments, appraisals, environmental reports, and due diligence materials or files.

2.2	Purchase Price. The applicable Purchase Price for each Mortgage Loan shall be as follows:

(a)
For every Mortgage Loan acquired by Hardy Credit pursuant to the terms and provisions of this Agreement, the Purchase Price shall be equal to (i) One Hundred Percent (100%) of the unpaid principal balance of said Mortgage Loan on the date of the Trigger Event; (ii) plus accrued but unpaid interest at the Original Note rate adjusted by changes in the Prime Rate only through the Hardy Credit Purchase Date; (iii) plus any and all servicing advances and expenses incurred by [+]* with respect to said Mortgage Loan through the Hardy Credit Purchase Date.

2.3
Hardy Credit Purchase Date and Payment.  The "Hardy Credit Purchase Date" shall be a mutually agreed upon date that is no later than the fifteenth (15th) day of the calendar month immediately following Hardy Credit's receipt of written notice that a Trigger Event has occurred.  "Written notice" shall be defined as monthly reports, payoff statements, or other forms of written notice as amended from time to time.  For all purchases, Hardy Credit shall wire immediately available funds to [+]* in accordance with written instructions given by [+]*.  Any given Hardy Credit Purchase Date may be extended if the Investor, [+]*, and Hardy Credit all agree to such an extension for a particular loan or loans.

Article 3 - Deliveries to the Parties; Duties of Parties

3.1	Deliveries to the Parties. On, or before, the Hardy Credit Purchase Date, Hardy Credit and [+]* shall deliver or cause to be delivered the following items:

( a)	By Hardy Credit. Hardy Credit shall deliver or cause to be delivered to [+]*:

(1)	the Purchase Price due pursuant to Section 2.

(b)	By [+]*. Except as may be otherwise subject to a custodial agreement, [+]*, upon receipt of good funds, shall deliver to an acceptable overnight courier for delivery to Hardy Credit:

(1)	The original Mortgage Note for each Mortgage Loan, endorsed to Hardy Credit in the following manner:

"Pay to the order of ____________________________, WITHOUT RECOURSE.

[+]* Savings Bank, FSB

By:
Name:
Title:

(2)
The original Mortgage, with evidence of recording thereon or, in the case where the original recorded Mortgage has not yet been returned from the appropriate recording office, a copy of the Mortgage along with a title update from the title company which issued title insurance showing the recorded Mortgage in first lien position;

(3)
An original assignment of the Mortgage to Hardy Credit in satisfactory and recordable form for each Mortgage ("Assignment of Mortgage"), duly executed and acknowledged by [+]* on behalf of the Investor(s);

(4)
If an Assignment of Leases and Rents was recorded against any Mortgaged Property, an original assignment of such Assignment of Leases and Rents to Hardy Credit in satisfactory and recordable form for each such Mortgaged Property ("Assignment of Assignment of Leases and Rents"), executed and acknowledged by [+]* on behalf of the Investor(s);

(5)	Any and all agreements by which the payment of the Mortgage Note was in any way guaranteed ("Guaranty Agreement");

(6)
If a UCC-Financing Statement was filed against any of the Mortgagors or was recorded against any Mortgaged Property, an original assignment of such UCC-1 Financing Statement to Hardy Credit via a UCC-3 Statement or other applicable assignment form ("UCC-3"), duly executed and acknowledged by [+]* on behalf of the Investor(s) in form and substance acceptable for filing or recording in the filing or recording office where any such UCC-1 Financing Statement was filed or recorded; and

(7)	All other documents, originals where available, currently in the loan file.

Article 4 -Closing

4.1
Closing. For purposes of this Agreement, the closing ("Closing") shall be defined as the receipt of the wire transfer by [+]* and [+]*'s immediately subsequent delivery of the items listed in Section 3.1(b) to an overnight courier for delivery to Hardy Credit.

4.2
Closing Costs.  In connection with the transfer and delivery of the Mortgage Loans on the Closing Date pursuant to this Agreement, [+]* shall pay the legal fees and expenses of its attorney.  Hardy Credit shall pay, or shall cause to be paid by third parties, all other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees and title policy updates, endorsements and continuations and fees for recording the Assignment of Mortgage, the Assignment of the Assignment of Leases and Rents, and the UCC-3's.  Each party shall also pay its own legal fees and expenses in connection with the preparation and negotiation of this Agreement and closing of the transactions contemplated hereby.

Article 5 – Fees

5.1
Origination Fees.  For each Mortgage Loan originated after the date of this Agreement the parties agree regarding the origination fee associated with each such Mortgage Loan that (i) [+]* shall receive [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*; and (ii) Hardy Credit and 84 Lumber shall collectively receive [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  Of the amount received by Hardy Credit and 84 Lumber, Hardy Credit shall be required to deposit [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* into the Fund as described in Section 9.3 of this Agreement with Hardy Credit and 84 Lumber being entitled to retain any excess origination fee received by them as they may so agree.  For each Mortgage Loan of [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* or greater originated after the date of this Agreement, the parties agree regarding the origination fee associated with such Mortgage Loan, that (i) [+]* shall receive [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*; and (ii) Hardy Credit shall deposit [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* into the Fund, [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  All expenses and other income associated with the origination of each Mortgage Loan, irrespective of amount, shall [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*, including, without limitation,  pre-construction fees, document preparation fees, courier fees, and flood certification fees.

5.2	Definition of “Spread”. “Spread” shall be defined as the difference between (i) interest received from the Mortgagor or Hardy Credit; and (ii) interest paid to any Investor.

5.3
[+]*'s Servicing Fees.  [+]* shall service each Mortgage Loan until such time as the same is paid off in full or until such time as said Mortgage Loan is acquired by Hardy Credit pursuant to the terms and provisions of this Agreement.  In consideration for such services, [+]* shall receive [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* (the “[+]* Servicing Fee”).

5.4
Hardy Credit's Fees.  In consideration for the agreements and promises made herein, during the period that [+]* services each Mortgage Loan, Hardy Credit shall receive [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* (the "Credit Enhancement Fee") which Credit Enhancement Fee shall be deposited into the Fund as described in Section 9.3.

5.5
84 Lumber's Fees.  In consideration for the agreements and promises made herein, during the period that [+]* services each Mortgage Loan, 84 Lumber shall receive, [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]* (the "Marketing Expense Fee").

Article 6 - Representations and Warranties

6.1
Representations and Warranties.  As a material inducement to [+]*'s execution of this Agreement and as an inducement to Hardy Credit to purchase [+]*'s (or another Investor's) interest in the Mortgage Loans and the Mortgage Loan Documents, the parties each hereby represent and warrant as follows:

(a)
Power, Authority and Due Authorization.  Each party has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement and all agreements, instruments, and documents herein provided to be executed by said parties will be duly authorized, executed and delivered by and will be binding thereupon.

(b)
No Securities.  The parties are not relying upon the continued actions or efforts of the other in connection with their decision to sell or purchase the Mortgage Loans, and each agrees that because of its sophistication and status, and the representations made herein, neither considers the sale or purchase of the Mortgage Loans to constitute the sale or purchase of securities within the meaning of federal or state securities laws.

6.2
"AS-IS"; No [+]* Representations and Warranties.  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SPECIFICALLY MADE BY [+]* IN THIS AGREEMENT, EACH MORTGAGE LOAN AND THE MORTGAGE LOAN DOCUMENTS ARE PURCHASED AND SOLD "AS IS".  HARDY CREDIT ACKNOWLEDGES THAT ANY INFORMATION ("INFORMATION") THAT [+]* PROVIDES OR MAKES AVAILABLE TO HARDY CREDIT, WHETHER WRITTEN OR ORAL, OR IN THE FORM OF APPRAISALS, MAPS, SURVEYS, PLATS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, INSPECTION REPORTS, PLANS, SPECIFICATIONS, DUE DILIGENCE REPORTS, OR ANY OTHER INFORMATION PERTAINING TO THE MORTGAGE LOAN, MORTGAGOR, THE MORTGAGE LOAN DOCUMENTS OR THE PROPERTY, OR ANY AND ALL RECORDS AND OTHER DOCUMENTS PERTAINING TO THE USE AND OCCUPANCY OF THE PROPERTY, INCOME OF THE PROPERTY, THE COST AND EXPENSES OF MAINTAINING THE PROPERTY, AND ANY AND ALL OTHER MATTERS CONCERNING THE CONDITION, SUITABILITY, INTEGRITY, MARKETABILITY, COMPLIANCE WITH LAW OR OTHER ATTRIBUTE OR ASPECT OF THE MORTGAGE LOAN, THE MORTGAGOR, THE MORTGAGE LOAN DOCUMENTS OR THE PROPERTY, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SPECIFICALLY MADE BY [+]* IN THIS AGREEMENT, IS FURNISHED TO HARDY CREDIT WITHOUT WARRANTY; [+]* GIVES NO REPRESENTATIONS AND WARRANTIES ABOUT, AND ASSUMES NO RESPONSIBILITY FOR, THE ACCURACY OR COMPLETENESS OF THE INFORMATION, AND HARDY CREDIT IS NOT ENTITLED TO RELY ON ANY OF THE INFORMATION.  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SPECIFICALLY MADE BY [+]* IN THIS AGREEMENT, NO OFFICER, EMPLOYEE OR AGENT OF [+]* HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS REGARDING INFORMATION, THE MORTGAGE LOAN, THE MORTGAGOR, THE MORTGAGE LOAN DOCUMENTS OR THE PROPERTY, AND IF GIVEN, THESE REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY [+]*.  THE RELIANCE BY HARDY CREDIT UPON ANY SUCH INFORMATION SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST [+]*, [+]*'S AFFILIATES OR ANY OF THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, PARTICIPANTS, EMPLOYEES, CONTRACTORS, CONSULTANTS, REPRESENTATIVES OR AGENTS.

6.3
Exceptions.  Notwithstanding the limitations of Section 6.2 hereof, [+]* hereby represents that (i) to the best of its knowledge, the origination practices with respect to each Mortgage Loan have been in all material respects legal, proper, prudent, and customary in the mortgage origination business; (ii) the servicing and collection practices with respect to each Mortgage Loan have been in all material respects legal, proper, prudent, and customary in the mortgage servicing business; (iii) to the best of its knowledge, the Mortgage Loan documents executed in connection therewith are genuine, and each is the legal, valid, and binding obligation of the Mortgagor thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); (iv) to the best of its knowledge, all Mortgagors had legal capacity to execute, deliver and perform the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage; and (v) each Mortgage Loan is properly assignable under the terms and provisions of this Agreement.

6.4
Repurchase.  In the event of a breach of any representation contained in Section 6.3 of this Agreement and upon written notice from Hardy Credit not later than thirty (30) days from its discovery of an alleged breach, [+]* shall have the opportunity to cure such breach within ninety (90) days, unless otherwise extended by Hardy Credit.  In the event [+]* is unable to cure or has failed to undertake a diligent effort to do so within the cure period (as may be extended as provided above), [+]* shall be required to repurchase the subject Mortgage Loan.

Article 7 – Investors

7.1
Additional Investors.  The parties shall continue to jointly identify and seek the participation of additional Investors to fund Mortgage Loans during the term of this Agreement.  Any such party, including, without limitation, [+]* or Hardy Credit, may be sometimes referred to herein as an "Investor".

7.2	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

7.3	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

7.4
Assignment by [+]* of Hardy Credit's Obligations.  The parties agree that in the event a Mortgage Loan is purchased by an Investor other than [+]* or Hardy Credit, [+]* may assign its right to sell such Mortgage Loan to Hardy Credit to said Investor subject to the prior written approval of Hardy Credit, which approval shall not be unreasonably withheld.

7.5	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

7.6	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

7.7
Potential Investor Confidentiality.  All potential Investors shall be required to sign a confidentiality agreement.  The duration of the agreement shall be one (1) year and be similar in form and content to the confidentiality agreement attached as Exhibit 2.

Article 8 – [+]* Covenants

8.1	REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

8.2	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

Article 9 – Hardy Credit Covenants/84 Lumber Covenants

In addition to any other obligations of Hardy Credit and 84 Lumber contained herein, Hardy Credit and 84 Lumber hereby respectively covenant as follows:

9.1
Entire Life of Mortgage Loans.  Hardy Credit agrees that its commitment to purchase any Mortgage Loan, whether following a Trigger Event or as is otherwise provided for in this Agreement, shall remain in full force and effect for the entire life of any Mortgage Loan originated under the Program, as amended from time to time.

9.2	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

9.3
Loan Reserve Fund.  Hardy Credit shall at all times maintain in a deposit account with a federally insured institution a cash reserve fund (the "Fund") of not less than the greater of [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  Hardy Credit agrees that it shall deposit the Credit Enhancement Fee described in Section 5.4 into the Fund.  Additional deposits  required by Section 5.1 will be made by Hardy Credit at the origination of each new Mortgage Loan as described in Section 5.1 or [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  Proceeds from the Fund shall be used exclusively for reimbursement of advances or losses, whether made or incurred by [+]* or Hardy Credit as applicable, related to servicing Mortgage Loans, including servicing fees, expenses, settlement losses, interest at Hardy Credit’s cost, or [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  Any net proceeds from the liquidation, collateral disposition or resolution of Mortgage Loans will be deposited into the Fund.  [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*.  Thereafter and on an annual basis, to the extent there are amounts in the Fund in excess of the Maximum Balance, such excess may be distributed to Hardy Credit.

9.4	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

9.5
Credit Increases.  84 Lumber hereby covenants that it will use its best efforts to not increase limits on open lines of credit extended to customers through 84 Lumber’s Contractor Commercial Credit Account based upon approved financing to the customers through the Program unless the same credit limit increase would have occurred without regard to said Program.

9.6
Exclusivity.  Each of Hardy Credit and 84 Lumber together with each's successors, assigns and affiliates covenant that neither will participate in any lending program similar to the Program described herein with any party other than [+]*.  Hardy Credit operates a lending program “Hardy Program” for the benefit of 84 Lumber.  This Hardy Program differs from the Program in that there is no guaranteeing entity (like Hardy Credit in the Program) and the customers are either 1) having 84 Lumber pay a portion of their interest; 2) not qualified for the Program; or 3) qualified for the Program but not for the loan being done by the Hardy Program.  The Hardy Program is excluded from the Exclusivity requirement of this Section 9.6

9.7
Net Worth Covenant.  If Hardy Credit has a net worth or net worth plus subordinated debt covenant in its  agreement with the lender(s) supplying the Take Out Line , then that covenant will be considered a covenant of this Agreement as long as that covenant is in effect in said line of credit agreement.  If the Take Out Line lender does not require a minimum net worth or net worth plus subordinated debt, then Hardy Credit will maintain a minimum net worth plus subordinated debt of $25,000,000.

Article 10 – Termination, Remedies, Indemnification

10.1
Termination.  With respect to any Mortgage Loan originated under the Program, the respective obligations and responsibilities of Hardy Credit hereunder shall not terminate even after termination of the Program as described more fully in Section 10.5.

10.2
Assignment.  Other than as set forth in Section 7.4, the parties agree that no party shall assign its rights and/or obligations under this Agreement, in whole or in part, without the prior written consent of the others, which consent shall not be unreasonably withheld.

10.3
[+]*'s Indemnity. [+]* shall indemnify and hold Hardy Credit and 84 Lumber, together with each of their partners, officers, shareholders and employees, harmless from and against any and all liability, loss, damage, penalty, forfeiture, legal or accounting fees, court reporting expenses, expert witness fees, and all other fees or costs of any kind, judgments or expense, resulting from or arising out of a breach by [+]* of any of its obligations hereunder, including but not limited to [+]*'s representations or warranties and covenants contained herein.

10.4
Hardy Credit's & 84 Lumber's Indemnity.  Hardy Credit and 84 Lumber shall indemnify and hold [+]*, together with its partners, officers, shareholders and employees, harmless from and against any and all liability, loss, damage, penalty, forfeiture, legal or accounting fees, court reporting expenses, expert witness fees, and all other fees or costs of any kind, judgments or expense, resulting from or arising out of a breach by Hardy Credit or 84 Lumber of any of their obligations hereunder, including but not limited to Hardy Credit's or 84 Lumber 's representations or warranties and covenants contained herein.

10.5	Termination.

(a)
Termination Due to Breach of Contract.  In the event of a breach of contract by any party to this Agreement, the injured party may give notice of such breach to the breaching party.  The breaching party will have ninety (90) days to cure the breach.  If said breach is not cured within the 90 day period, the affected party may terminate this Agreement, subject to Section 10.5(d).  The termination will also terminate Sections 8.1 and 9.6 of this Agreement.

(b)
Termination by Hardy Credit or [+]*.  Hardy Credit or [+]* may terminate this Agreement for any reason whatsoever with nine (9) months notice.  During such notice period, all provisions of this Agreement shall continue in force.  The termination will also terminate Sections 8.1 and 9.6 of this Agreement at the end of the nine (9) month  notice period.

(c)
Termination by 84 Lumber.  84 Lumber Company may terminate this Agreement for any reason whatsoever without notice.  Such termination shall terminate Section 8.1 of this Agreement.  Section 9.6 of this Agreement shall continue in force for a period of one (1) year following termination by 84 Lumber after which date Section 9.6 shall also terminate.  [REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

(d)	Termination by Any Means.

1.           Upon any event of termination contemplated by this Agreement, the following sections shall continue in force until there are zero (0) Mortgage Loans owned by Hardy Credit, [+]*, or Investors:

All of Sections 1, 2, 3, 4, 5, 6; Sections 7.2, 7.3, 7.4, 7.5, 9.1.

2.           Upon any event of termination, the following sections will not continue in force:

Sections 7.1, 7.7, 9.5.

3.           Upon any event of termination, the following sections will continue in force until there are zero (0) Mortgage Loans owned by [+]* or any Investor:

Sections 8.2, 9.2, 9.3, 9.4, 9.7, 10.1, 11.1.

4.           Upon any event of termination, the following sections will continue in force until a period of one year has passed after there are zero (0) Mortgage Loans owned by Hardy Credit, [+]*, or Investors:

All of Sections 10 and 11 except Sections 10.1 and 11.1.

Article 11 - Miscellaneous

11.1	Right to Audit. The parties agree that upon reasonable notice to the others that each shall have the right to audit the other with respect to the subject matter hereof.

11.2
Risk of Physical Loss.  Risk of physical loss of any of the original Mortgage Loan Documents and any document to be transferred hereunder, shall be borne by Hardy Credit upon [+]*'s delivery of the documents described in Section 3.1(b) to an overnight carrier for delivery to Hardy Credit.

11.3
Further Instruments.  Each party will, whenever and as often as it shall be requested to do so by the others, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

11.4
Severability.  Should any term, provision, covenant, or condition of this Agreement be void, invalid, or inoperative, the same shall not affect any other term, provision, covenant, or condition of this Agreement, but the remainder thereof shall be given effect as though such void, invalid, or inoperative term, provision, covenant, or condition had not been contained herein.

11.5	Headings. The headings and captions in this Agreement are for reference only and shall not modify or affect this Agreement in any manner whatsoever.

11.6
No Waiver.  The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.  Any forbearance or delay by a party in exercising any right, power, or remedy under this Agreement shall not be deemed a waiver thereof, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof of any other available remedy.

11.7
Survival.  All representations, warranties, covenants, agreements, indemnifications and obligations of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the execution, delivery and recordation of any and all other documents or instruments delivered in connection herewith, and shall survive each Closing Date hereunder indefinitely, and the same shall inure to the benefit of and be binding upon the parties.

11.8	Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Ohio (without regard to conflict of law principles).

11.9
Entire Agreement.  This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.  Specifically , the Put Agreement and the Original Agreement are hereby completely rescinded and shall be of no further force and effect.  Any modifications to the Program shall be made only by agreement of the parties hereto, with no party unreasonably withholding its approval thereof.  This Agreement may be amended by written agreement of amendment executed by all parties, but not otherwise.

11.10
Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be binding upon the parties.

11.11
Fees and Costs. In the event an arbitration, suit or action is brought by any party or parties under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party or parties shall be entitled to its reasonable attorney fees and costs incurred in said enforcement from the other party or parties.

11.12
Notices.  Any notice which a party is required or may desire to give the other shall be in writing and may be sent by (i) facsimile transmission, (ii) personal delivery, (iii) United States registered or certified mail, return receipt requested, postage prepaid, or (iv) Airborne Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to [+]*:	[REDACTED – CONFIDENTIAL
TREATMENT REQUESTED]*

If to Hardy Credit:	Hardy Credit Co.
1019 Rt. 519
Eighty Four, Pennsylvania 15330
	Attn:	Dan Wallach
	Tel:	(412) 913-8719
	Fax:	(724) 229-5691

And to:	Robert J. Bosilovic, Esq.
General Counsel
Legal Department
1019 Rt. 519
Eighty Four, Pennsylvania 15330
	Tel:	(800) 664-1984 ext. 1535
	Fax:	(724) 225-6039

If to 84 Lumber:	84 Lumber
1019 Rt. 519
Eighty Four, Pennsylvania 15330
	Attn:	Dan Wallach
	Tel:	(412) 913-8719
	Fax:	(724) 229-5691

11.13
Intellectual Property.  No Party to this Agreement shall use another party’s names, copyrights, trademarks or any other intellectual property outside the scope of the transactions contemplated hereby without the express written consent of the other party.

[END OF DOCUMENT, SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Hardy Credit Co., intending to be legally bound hereby, has executed this Agreement as of the day and year first written above.

HARDY CREDIT CO.

By:	/s/ Daniel M. Wallach

Name:

Title:	CFO – 84 Lumber, VP Hardy Credit

[ADDITIONAL SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, [+]* Savings Bank, FSB, intending to be legally bound hereby, has executed this Agreement as of the day and year first written above.

[+]*

By:	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

Name:	[REDACTED – CONFIDENTIAL TREATMENT REQUESTED]*

Title:	Vice Chairman

[ADDITIONAL SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, 84 Lumber Company, intending to be legally bound hereby, has executed this Agreement as of the day and year first written above.

84 LUMBER COMPANY

By:	/s/ Daniel M. Wallach

Name:	Daniel M. Wallach

Title:	CFO

EXHIBIT 1

[INSERT THE PROGRAM ON THIS PAGE]

EXHIBIT 2

[INSERT CONFIDENTIALITY AGREEMENT ON THIS PAGE]